Exhibit 10.3

FROM Louis Giordimaina Chief Operating Officer DATE 9th June 2019 PHONE +35679492509 E-MAIL louis.giordimaina@aircom4u.com OUR REFERENCE Aircom 12-05-2019 MSN 4353 Sat K++
TO Konstantin ESSLER MJet GmbH Concorde Business Park 1/C3/12, 2320 Schwechat, Austria

Subject: VIP - ACJ319 - TURNKEY INSTALLATION OF AERKOMM K++

Dear Sir,

Further to the General Terms Agreement (the GTA) signed between Aircom Pacific, Inc. and MJet GmbH on 5th March 2019, we are pleased to propose the hereby attached turnkey letter agreement (the “Letter”) reference “Aircom 12-05-2019 MSN 4353 Sat K++“.

We trust that this Letter will meet MJet GmbH‘s expectations and look forward to receiving the signed copy of this Letter.

Remaining at your disposal for further discussions.

Yours sincerely

Louis Giordimaina

COO - Aviation

Aircom Pacific, Inc

Enclosed: Letter Agreement Reference Aircom 09-06-2019 MSN 4353 Sat K++ rev 01

Aircom 09-06-2019 MSN 4353 Sat K++ Rev 01	August 14, 2019

Letter Agreement

VIP - ACJ319 - TURNKEY INSTALLATION OF AERKOMM K++

Konstantin ESSLER

MJet GmbH

Concorde Business Park 1/C3/12,

2320 Schwechat, Austria

Subject: TURNKEY INSTALLATION OF AERKOMM K++ SATCOM SOLUTION on ACJ A319 MSN 4353

Aircom Pacific, Inc. (“Aircom”) and MJet GmbH (the “Company”) have discussed the embodiment of certain changes (the “Changes”) in aircraft configuration which are documented by AIRBUS Service Bulletin (the “SB”) and AIRBUS Supplemental Type Certificate (the “STC”) on the ACJ A319 aircraft, registration OE-LJG, MSN 4353 (the “Aircraft”).

This turnkey letter agreement (the “Letter”) reflects Aircom’s proposal and the General Terms Agreement (GTA) signed on 5th March 2019 between Aircom and the Company with regard to said embodiment and certification, once signed, will confirm our mutual understanding regarding the provision of said SB and STC embodiment.

1.	STATEMENT OF WORK

1.1.	DESCRIPTION

MJet accepts to make aircraft ACJ A319 MSN 4353 Registration OE-LJG available to Aircom as a prototype aircraft for the installation, testing, certification and connectivity services of Aircom’s Aerkomm K++ system.

Aircom shall perform or cause to be performed the services described in the relevant Attachments as follows: (the “Work”).

•	Attachment 1: Description of the work Aerkomm K++ SATCOM SOLUTION
•	Attachment 2: “CONFIDENTIAL INFORMATION – REDACTED”
•	Attachment 3: Certificate of acceptance
•	Attachment 4: The flight service
•	Attachment 5: General Terms and Conditions

The Work shall be performed by an approved Airbus maintenance repair organisation under EASA Part 145 requirements, at a time as mutually agreed between both parties.

The Changes to be embodied through AIRBUS SB and AIRBUS STC shall be approved by EASA either by the privileges of PART 21 J Design Organisation Approval or by EASA for major Changes.

The Company shall obtain the necessary approval for the STC from the Company’s national aviation authorities or authority of the Aircraft country of registration if required.

It is hereby understood that Aircom shall not be held liable for and the Company waives to claim for any damages for late delivery of the Aircraft in case of delay to obtain the AIRBUS STC approval from the Company’s national aviation authorities or authority of the Aircraft country of registration.

Aircom shall provide the Company with an update of any relevant maintenance, operational and/or supplemental documentation, due to the performance of the Work.

Aircom 09-06-2019 MSN 4353 Sat K++ Rev 01	August 14, 2019

1.2.	ADDITIONAL WORK

Aircom shall inform the Company during the course of the Work about findings on the Aircraft, if any. Any work resulting from such findings shall be subject to written mutual agreement specifying the scope, lead time and prices between the parties hereto and be then considered as additional work (the ”Additional Work”).

Should the airworthiness authorities of the country of registration selected by the Company require, for the approval of the AIRBUS STC, the compliance with requirements in addition to those necessary for the EASA approval of the AIRBUS STC, and in the event such compliance with additional requirements require the performance of work on the Aircraft, such work shall be deemed to be Additional Work.

All Work and any agreed Additional Work actually accomplished, shall be recorded in a dedicated report (the "Report").

Work, Additional Work and ground checks shall be subject to the provisions of this Letter. Any other tasks including but not limited to catering, aircraft weighting or flight checks shall be subject to a separate and distinct contract.

1.3.	PERIOD OF PERFORMANCE

Conditioned upon receipt by Aircom of the purchase order mentioned under Clause 3.1 and the Company fulfilling the requirements set forth in this Letter, the Work is scheduled to commence in common agreement with AIRBUS, Aircom and the Company for 6 weeks with a starting date to be mutually agreed between the parties.

Any modification to the schedule which should become necessary due to, among other reasons, changes in the availability of the Aircraft or modification of the scope or extent of the Work shall be subject to a written mutual agreement between the parties.

2.	COMMERCIAL CONDITIONS

2.1.	The price for the Work shall amount to:

•	Aircom will provide to the Company the Aerkomm K++ equipment “CONFIDENTIAL INFORMATION – REDACTED”.

•	Aircom will provide to the Company the relevant Airbus Service Bulletin and associated material kit “CONFIDENTIAL INFORMATION – REDACTED”.

•	The installation of the whole Aerkomm K++ system will be “CONFIDENTIAL INFORMATION – REDACTED” for the Company.

•	The approval of the retrofit solution by the EASA and by the FAAA will be under the responsibility of Airbus and “CONFIDENTIAL INFORMATION – REDACTED”.

•	The Company will pay Aircom “CONFIDENTIAL INFORMATION – REDACTED” upon the successful completion of the installation, testing and certification of the Aerkomm K++ equipment.

•	The Company will pay Aircom “CONFIDENTIAL INFORMATION – REDACTED” for Connectivity Services with unlimited data provided by Aircom following the successful completion of the installation, testing and certification of the Aerkomm K++ equipment.

Aircom 09-06-2019 MSN 4353 Sat K++ Rev 01	August 14, 2019

2.2.	The above commercial conditions set forth in Clause 2.1 shall include:

“CONFIDENTIAL INFORMATION – REDACTED”

3.	Payment Conditions

3.1.	Upon completion of the Work i.e. day of the redelivery of the Aircraft to the Company, Aircom shall invoice and the Company shall pay immediately to Aircom one hundred percent (100%) of the price as set forth in Clause 2.1 above, “CONFIDENTIAL INFORMATION – REDACTED” and the price of Additional Work, if any.

3.2.	Thereafter, Aircom shall invoice the Company and the Company shall pay Aircom for all other costs and expenses arising from or in connection with this Letter.

3.3.	All invoices shall be paid by the Company immediately upon issuance of invoice by Aircom.

3.4.	In the event of destruction or serious damage to the Aircraft stopping the performance of the Work prior to completion of the Work, Aircom shall provide to the Company, as soon as practicable, invoices for all charges applicable to the Work and Additional Work up to the time of such destruction or damage.

3.5.	Payment shall be made to the account of Aircom with:

Beneficiary Account No:

Beneficiary Name:

Beneficiary Address:

Bank Routing Number:

Swift Code:

Receiving Bank Name:

Receiving Bank Address:

or as otherwise indicated by Aircom.

4.	OBLIGATIONS OF THE COMPANY

4.1.	The Company shall provide Aircom/Airbus and/or its subcontractors as the case may be, with the following:

▪	an insurance certificate compliant with Airbus’ insurance requirements as mentioned in GTCS;

▪	any and all up to date documentation relating to the Aircraft, which is necessary for the performance of the Work (such as, but not limited to configuration and maintenance history)

▪	any equipment, upon Aircom’s request, which may be necessary to replace defective units and/or be required for the Aircraft and, if any equipment has been removed by the Company for maintenance, repair or overhaul, return such equipment to enable the functional testing, if any. Any such equipment provided and/or returned by the Company shall be serviceable and accompanied by an authorized release certificate.

▪	any necessary Company’s furnished equipment and purchased or loaned equipment items which are not to be supplied by Aircom (serviceable, accompanied by an authorized release Certificate). These items shall be delivered according to the DDP incoterm (as this term is defined in the publication N°715 of the International Chamber of Commerce (ICC) Rules for the use of Domestic and International Trade Terms published in January 2010) at the facilities designated by Aircom no later than five (5) business days before the start of the Work.

4.2.	The Company shall keep the general engineering responsibility of the Aircraft including but not limited to Airworthiness Directives and Additional Work not linked with the Work.

Aircom 09-06-2019 MSN 4353 Sat K++ Rev 01	August 14, 2019

4.3.	All flights management shall remain the entire responsibility of the Company in terms of territory overflight clearances, flight permits and pilots. This responsibility concerns the flights to and from the place where the Work is scheduled, and any ferry or test flight and/or acceptance flight requested by the company after completion of the Work.

4.4.	The Company shall be responsible for managing any customs, taxes or fees, as required by the country where the Work is taking place.

4.5.	In the event of a default of the Company in respect of either of the obligations of the Company as stated in this Letter, Aircom, without prejudice to any other rights and remedies available under this Agreement or by law, reserves the right to retain all down payment and any other monies paid by the Company to Aircom under this Letter.

5.	TITLE - RISK OF LOSS

5.1.	Title to and risk of loss of the Aircraft and all parts, materials and equipment removed from the Aircraft and all parts, materials, equipment, tools and tooling provided by the Company shall remain with the Company.

5.2.	Risk of loss of all parts, materials and equipment furnished by Aircom to be used in the Work shall remain with Aircom until installation in the Aircraft. Title to all parts, materials and equipment furnished by Aircom shall remain with Aircom except that, upon full payment to Aircom, title to those parts, materials and equipment actually used in the Work shall pass to the Company.

5.3.	Title to and risk of loss of all tools and tooling provided by Aircom shall remain with Aircom at all times.

6.	DELAYS

6.1.	In case of a delay in the Work and/or Additional Work, which is not excusable under Article 7 of the GTCS, the Parties shall in good faith discuss the most appropriate solutions to overcome such delay.

7.	REPORT AND CERTIFICATES

7.1	Incoming Inspection Report

Airbus, Aircom and the Company shall sign, before the start of the Work, an ”Incoming Inspection Report” evidencing the inspection performed on the Aircraft by Airbus.

7.2	Technical Certificates

7.2.1.	Certificate of Release to Service

To evidence the completion of the Work and/or Additional Work, Airbus or its designated subcontractor will hand over the signed certificate of release to service (the “CRS”) for the Work and/or Additional Work performed by Airbus designated subcontractor on the Aircraft.

Airbus will not release a CRS for the Company’s Work.

7.2.2.	Certificate of Work Completion

Should the Company not fulfill the obligations to provide and/or return equipment, components, accessories and parts maintained, repaired, inspected or overhauled by the Company with an authorized release certificate (FAA 8130-3 or EASA Form 1), Airbus or its designated subcontractor, as applicable, will hand over a signed certificate of work completion (the “CWC”).

Aircom 09-06-2019 MSN 4353 Sat K++ Rev 01	August 14, 2019

Aircom/Airbus shall have the right not to deliver any of the above certificates should the Company not have complied with any airworthiness rules applicable to the performance of the Letter Agreement and/or to the Aircraft.

7.3	Certificate of acceptance

•	To evidence the acceptance of the Work and Additional Work by the Company, Aircom, Airbus and the Company shall sign a ”Certificate of Acceptance”, in the form of the Attachment 3 hereto.

8.	GENERAL TERMS AND CONDITIONS OF SUPPLY

The Work is subject to the Aircom’s General Terms and Condition of Supply (the “GTCS”), current as of the date hereof, except that, to the extent that any provision of the GTCS conflicts with any term of this Letter, this Letter shall prevail.

If the foregoing correctly sets forth the terms and conditions of our mutual understanding regarding the performance of the Work, kindly indicate your agreement by signing where indicated below.

Yours truly,	Accepted and agreed,

For AIRCOM PACIFIC, Inc		For MJet GmbH

Name:	Louis Giordimaina	Name:	Konstantin Essler

Title:	COO	Title:	COO & AM

Signature:	/s/ Louis Giordimaina	Signature:	/s/ Konstantin Essler

Date:	10th June 2019	Date:	11th June, 2019

Aircom 09-06-2019 MSN 4353 Sat K++ Rev 01	August 14, 2019
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